Exhibit 99.1

ArmadaCorp Capital, LLC and Subsidiaries
D/B/A Armada Global

Unaudited Consolidated Financial Statements
September 30, 2025

ARMADACORP CAPITAL, LLC AND SUBSIDIARIES
D/B/A ARMADA GLOBAL

ARMADACORP CAPITAL, LLC AND SUBSIDIARIES
D/B/A ARMADA GLOBAL

Consolidated Balance Sheets

	Unaudited
(Amounts in thousands)	9.30.2025	12.31.2024
Assets
Current Assets
Cash and cash equivalents	$4,116	$2,403
Restricted cash	19,516	15,853
Accounts receivable and other receivables, net	7,171	3,875
Current portion of prepaid commissions	401	417
Current portion of prepaid expenses, other	186	457
Total current assets	31,390	23,005
Property and equipment
Office furniture and equipment, net	2	5
Computer equipment, net	102	81
Property and equipment, net	104	86
Other Assets
Prepaid commissions, net of current portion	1,089	931
Other prepaid expenses, net of current portion	—	81
Right-of-use assets	1,516	1,762
Software, net	396	220
Trademarks	208	208
Deposits	2	2
Total Other Assets	3,211	3,204
Total Assets	$34,705	$26,295
Liabilities and Member’s Equity
Current Liabilities
Accounts payable to insurance companies and customers	$19,516	$15,853
Lease liabilities, current portion	308	355
Accrued expenses, current portion	4,911	4,123
Total Current Liabilities	24,735	20,331
Other Liabilities
Lease liabilities, net of current portion	1,409	1,625
Accrued expenses, net of current portion	0	462
Total Other Liabilities	1,409	2,087
Total Liabilities	26,144	22,418
Commitments and Contingent Liabilities (See Note 4)
Member’s Equity
Member’s equity	8,561	3,877
Total Member’s Equity	8,561	3,877
Total Liabilities and Member’s Equity	$34,705	$26,295
See accompanying notes to the unaudited consolidated financial statements.

ARMADA CORP CAPITAL, LLC AND SUBSIDIARIES
D/B/A ARMADA GLOBAL

Unaudited Consolidated Statements of Income

	For the nine months ended
(Amounts in thousands)	9.30.2025	9.30.2024
Revenue	$33,404	$31,963
Operating Expenses
Cost of sales	2,539	2,398
Compensation and benefits	10,965	10,222
Information technology	1,246	1,249
Professional services	675	677
Depreciation and amortization	63	152
Marketing and sales promotion	666	502
Travel and entertainment	331	399
Occupancy	393	343
Administrative	347	361
Total Operating Expenses	17,225	16,303
Income From Operations	16,179	15,660
Other (expense) income
Gain/loss on disposal of assets	—	1
Profit sharing expense	—	—
Rental income	—	—
Investment interest income	5	2
Net Income	$16,184	$15,663
See accompanying notes to the unaudited consolidated financial statements.

ARMADA CORP CAPITAL, LLC AND SUBSIDIARIES
D/B/A ARMADA GLOBAL

Unaudited Consolidated Statements of Changes In Member’s Equity

(Amounts in thousands)
Balance, January 1, 2024	$3,016
Net income through September 30, 2024	15,663
Dividends	(11,600)
Balance, September 30, 2024	7,079
Net Income Q4 2024	1,446
ArmadaHealth profits interest write-off	(248)
Distributions	(4,400)
Balance, December 31, 2024	3,877
Net income	16,184
Distributions	(11,500)
Balance, September 30, 2025	$8,561
See accompanying notes to the unaudited consolidated financial statements.

ARMADACORP CAPITAL, LLC AND SUBSIDIARIES
D/B/A ARMADA GLOBAL

Unaudited Consolidated Statements of Cash Flows

	For the nine months ended
(Amounts in thousands)	9.30.2025	9.30.2024
Cash Flows from Operating Activities
Net income	$16,184	$15,663
Adjustments to reconcile net income to net cash and restricted cash provided by operating activities:
Depreciation and amortization	63	152
Gain/loss on disposal of assets	—	(1)
Non-cash change in right-of-use assets	246	239
Changes in operating assets and liabilities:
Accounts receivable and other receivables	(3,297)	(3,370)
Prepaid commissions	(142)	122
Prepaid expenses	352	—
Deposits	—	—
Accrued expenses	326	(509)
Accounts payable to insurance companies and customers	3,664	2,442
Lease liabilities	(263)	(27)
Net Cash and Restricted Cash Provided by Operating Activities	17,133	14,711

Cash Flows from Investing Activities
Net payments related to fixed asset purchases	(57)	(66)
Payments related to custom software	(200)	(161)
Net Cash and Restricted Cash Used in Investing Activities	(257)	(227)

Cash Flows from Financing Activities
Distributions paid to Member	(11,500)	(11,600)
Net Cash and Restricted Cash Used in Financing Activities	(11,500)	(11,600)

Increase in Cash and Restricted Cash	5,376	2,884
Cash and Restricted Cash, beginning of year	18,256	13,985
Cash and Restricted Cash, end of year	$23,632	$16,869
See accompanying notes to the unaudited consolidated financial statements.

ARMADACORP CAPITAL, LLC AND SUBSIDIARIES
D/B/A ARMADA GLOBAL
(Dollars in thousands)
Notes to the Unaudited Consolidated Financial Statements
1.    DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of Operations
ArmadaCorp. Capital, LLC was formed as a limited liability company under the Maryland Limited Liability Company Act on November 20, 2003, as Benefits Advisory Services, LLC, which was renamed to ArmadaCorp Capital, LLC (“ACC”) on January 31, 2005. ACC operates through its three subsidiaries; ArmadaHealth, LLC, ArmadaCare, LLC and Armada Administrators, LLC. Effective October 31, 2016, ACC assigned its interest in ACC to Armada Enterprises, LLC (AE), a Maryland limited liability company, which was formed as a holding company for ACC and was an entity under common control. On April 3, 2017, ACC sold 100% of its interest in ACC to Sirius International Insurance Group, LTD (Sirius), an unrelated third party. On February 26, 2021, Sirius was acquired by Third Point Reinsurance Ltd. (“Third Point”), an unrelated third party. Upon completion of the acquisition, Third Point changed its name to SiriusPoint Ltd. (“SiriusPoint”).
SiriusPoint referred to in the financial statements as Member. On October 31, 2025, Ambac Financial Group, Inc. (“Ambac”), an insurance holding company, acquired ACC from SiriusPoint. On November 10, 2025, Ambac changed its name to Octave Specialty Group Inc. (Octave).
ArmadaHealth, LLC (“AH”) was a wholly owned subsidiary of ACC and was organized as a limited liability company under the laws of the State of Maryland pursuant to Articles of Organization effective March 14, 2005. On December 4, 2024, AH was 100% merged into ACC.
ArmadaCare, LLC (“AC”) is a wholly owned subsidiary of ACC and was organized as a limited liability company under the laws of the State of Maryland pursuant to Articles of Organization effective March 14, 2005.
Armada Corp, doing business as Armada Administrators, was incorporated under Maryland law pursuant to Articles of Incorporation effective January 1, 2005, and was reorganized under the Maryland Limited Liability Company Act on April 1, 2015, and changed its name to Armada Administrators, LLC (“AA”). Effective January 1, 2016, AA’s members contributed its ownership interests in AA to ACC.
ACC and Subsidiaries do business as Armada Global (the “Company”) and operate as an insurance and healthcare services company, managing general agent and underwriter for insurance carriers that distribute specialty employee benefit products, and a provider of third party administration services. The Company has developed proprietary insurance products called Ultimate Health, ComplaMed, Plena Health, BeneBoost, and WellPak. The Company also operates as a health data science and services company that empowers consumers to gain access to the right doctor and receive the care they deserve. The Company has proprietary solutions that combine big data and expert clinical insights into an intelligence platform that is used to solve root causes of healthcare access problems. Commercial services are provided to insurance carriers and consist of providing enrollment, premium billing, claims administration and customer service to their fully insured policyholders. These policyholders are located throughout the United States of America.

ARMADACORP CAPITAL, LLC AND SUBSIDIARIES
D/B/A ARMADA GLOBAL
(Dollars in thousands)
Assets and Liabilities and Member’s Salary
In accordance with generally accepted methods of presenting limited liability company financial statements, the accompanying consolidated financial statements do not include the assets and liabilities of the Member, including its obligation for income taxes on its distributive share of the net income or loss of the limited liability company. The expenses shown in the accompanying consolidated statements of income do not include any salaries related to the Member.
Basis of Accounting
These unaudited Consolidated Financial Statements and related notes have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the financial information and note disclosures required by U.S. GAAP for complete consolidated financial statements.
These unaudited Consolidated Financial Statements reflect all adjustments that are normal and recurring in nature necessary for a fair statement of the Company’s financial position as of September 30, 2025, its results of operations for the nine months ended September 30, 2025 and 2024, and cash flows for the nine months ended September 30, 2025 and 2024. The results of operations for any interim period are not necessarily indicative of results for the full year. These unaudited Consolidated Financial Statements and related notes should be read in conjunction with the Consolidated Financial Statements and related notes included in the Company’s annual financial statements for the year ended December 31, 2024. The Consolidated balance sheet data as of December 31, 2024 was derived from audited financial statements.
Comprehensive Income
As the Company’s operations do not give rise to other comprehensive income, net income is equivalent to comprehensive income.
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of ACC and Subsidiaries. Intercompany transactions are eliminated in consolidation.
Use of Estimates
The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Concentrations
For the nine months ended September 30, 2025 and 2024, 95.1% and 94.4% of the Company’s revenue was derived from the premiums paid by the customers of two insurance carriers (Transamerica Life Insurance Company and SiriusPoint America Insurance Company), respectively. Transamerica Life Insurance Company and SiriusPoint America Insurance Company (“the insurance carriers”) are the Company’s customers. The Company earns a percentage of premiums collected on behalf of these insurance carriers. For the nine months ending September 30, 2025 and 2024, revenue derived from Transamerica Life Insurance Company represented 54.7% and 58.4% of the Company’s revenue,

ARMADACORP CAPITAL, LLC AND SUBSIDIARIES
D/B/A ARMADA GLOBAL
(Dollars in thousands)
respectively. For the nine months ending September 30, 2025 and 2024, revenue derived from SiriusPoint America Insurance Company represented 40.4% and 36.0% of the Company’s revenue, respectively.
Financial Credit Risk
The Company maintains its cash in bank deposit accounts which are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per depositor. The Company periodically maintains cash balances in excess of FDIC coverage. Management considers this to be a normal business risk.
Restricted Cash
In its capacity as an administrator, the Company collects premiums from customers and remits these premiums to insurance carriers. Unremitted insurance premiums are held in a custodial capacity by the Company until the required disbursement date and are restricted as to use by the law in the states where the Company operates. Various state agencies regulate third party administrators and provide specific requirements that limit the type of investments that may be made with such funds. The Company has received funds advanced by insurance carriers to be used for the payment of incoming claims. These unremitted amounts and advanced funds, net of claims paid, are reported as restricted cash in the accompanying balance sheets, with the related liability included in accounts payable to insurance companies and customers.
Accounts Receivable and Allowance for Credit Losses
Accounts receivable for billed services represents commission amounts due to the Company from the insurance carriers, as a result of premiums billed to insureds but not yet collected. Based on its current experience, the Company determines if an allowance for estimated losses resulting from amounts deemed to be uncollectible is necessary. Given the Company’s history of very limited uncollected premium and fees, the Company's allowance for estimated losses was $0 as of September 30, 2025 and December 31, 2024.
Accounts receivable and other receivables, net consisted of the following:

	9.30.2025	12.31.2024
Unbilled services	$6,837	$3,616
Billed services	334	259
Total Accounts Receivable and other receivables, net	$7,171	$3,875
Property and Equipment
Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized. When property and equipment are retired or otherwise disposed, the cost and accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is included

ARMADACORP CAPITAL, LLC AND SUBSIDIARIES
D/B/A ARMADA GLOBAL
(Dollars in thousands)
in the consolidated statement of income for the respective period. The cost of property and equipment is depreciated and amortized using the straight-line method over the following estimated useful lives:

Office furniture and equipment	5 years
Computer equipment	3 years
Leasehold improvements	Lesser of useful life or remaining lease term
Repairs and maintenance charges are expensed as incurred.
Leases
The Company determines if an arrangement is a lease at inception, and leases are classified at commencement as either operating or finance leases. As of September 30, 2025 and December 31, 2024, the Company did not have any finance leases.
Right-of-use (“ROU”) assets and lease liabilities are recognized at commencement based on the present value of the minimum lease payments over the lease term. The Company utilizes certain practical expedients and policy elections available under Topic 842. Leases with an initial term of 12 months or less are not recognized on the balance sheet. Additionally, the Company has elected not to separate lease components from non-lease components for all asset classes. Non-lease components that are not fixed are expensed as incurred as variable lease costs. The Company uses the incremental borrowing rate based on information available at the commencement date in determining the present value of future lease payments. The rate is an estimate of the collateralized borrowing rate the Company would incur on future lease payments over a similar term.
The Company leases office space under non-cancelable operating lease agreements. Topic 842 requires that operating leases recognize expense on a straight-line basis over the lease term. The lease term begins on the date the Company has the right to use the leased property. Lease terms may include options to extend or terminate the lease. These options are included in the ROU asset and lease liability when its reasonably certain that the option will be exercised. The Company’s lease agreements do not contain residual value guarantees or covenants.
Valuation of Long-Lived Assets
The Company accounts for the valuation of long-lived assets in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 360, Property, Plant, and Equipment, which requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. As of September 30, 2025 and December 31, 2024, management did not believe any long-lived assets or identifiable intangible assets were impaired. Assets to be disposed are reported at the lower of the carrying amount or fair value, less costs to sell. As of September 30, 2025 and December 31, 2024, management has not identified any assets as being held for disposal.

ARMADACORP CAPITAL, LLC AND SUBSIDIARIES
D/B/A ARMADA GLOBAL
(Dollars in thousands)
Software
The Company capitalizes internally developed proprietary software costs (“software”) related to product technology in accordance with ASC 350-40, Internal Use Software. During the software application development stage, capitalized costs include cost of software licenses and external consulting costs.
Upgrades and enhancements are capitalized if they are material and result in added functionality, which enables the software to perform tasks it was previously incapable of performing.
Software maintenance, training, and data conversion costs incurred prior to the achievement of technological feasibility and business process reengineering costs are expensed in the period in which they are incurred.
Software development costs for each product are amortized using the straight-line method over the remaining estimated economic life of the product, which is anticipated to be two years. The Company reviews the amounts capitalized for impairment whenever events or changes in circumstances indicate that the carrying values of the assets may not be recoverable. There was no impairment during the periods ending September 30, 2025 and December 31, 2024.
Revenue Recognition
The Company follows guidance under ASU 2014-09, Revenue from Contracts with Customers (“ASC 606”). Under ASC 606, the Company recognizes commission revenue of the specialty employee benefit products and associated underwriting service of writing and placing the policy on the policy effective date. The Company’s customers are the insurance carriers and the Company’s commission revenue represents a percentage of premiums collected on behalf of the insurance carriers. This commission revenue is appropriately classified as revenue in the consolidated statements of income derived from policies with affiliates or policies with non-affiliates, depending on the policyholder’s insurance carrier. SiriusPoint America Life Insurance Company, one of the two insurance carriers, is both a customer of the Company and an affiliate (see Note 3). Specialty employee benefit product customers are billed on a monthly basis on behalf of the insurance carriers throughout the duration of their policy period. Accounts receivable related to the Company’s percentage of unbilled services on active customer policies as of September 30, 2025 totaled $6,837 all of which the company expects to collect in the next 12 months. Accounts receivable related to the Company’s percentage of unbilled services on active customer policies as of December 31, 2024 totaled $3,616, all of which the Company expects to bill and collect during 2025.
The Company also follows guidance under the Subtopic 340-40, Other Assets and Deferred Costs —Contracts with Customers, which requires the deferral of incremental costs of obtaining a contract with a customer. The Company has determined commissions paid to sales representatives for the sale of new policies qualify as incremental costs under ASC 606 and therefore are capitalizable upon obtaining the contract and amortized to expense over the estimated average customer life of 7 years, included in prepaid expenses in the consolidated balance sheets. As of September 30, 2025 and December 31, 2024, the prepaid amounts totaled $1,491 and 1,348, respectively.
The Company bills customers on behalf of the insurance carriers in advance of the premium coverage date and premium due date (“effective date”). Trade receivables, any related premium payable to

ARMADACORP CAPITAL, LLC AND SUBSIDIARIES
D/B/A ARMADA GLOBAL
(Dollars in thousands)
insurance carriers and revenue for administration are recorded on the date the Company has the contractual right to receive the revenue, which is generally the later of the billing date or the effective date of the policy installments. Prebilled amounts collected from customers, but not yet submitted to the insurance carriers, are segregated from the Company’s operating cash account. The portion of the Company’s cash representing amounts collected from customers but not yet submitted to the insurance carriers or the Company, as well as amounts held by the Company on behalf of the insurance carriers to fund claims, totaled $19,516 and as of September 30, 2025, and $15,853 as of December 31, 2024. The amounts are included in restricted cash on the accompanying consolidated balance sheets.
Adjustments to revenue relating to additions and terminations are recorded in the month that such additions and terminations are made by the customer.
Setup fee revenue for new policy holders is recognized upon the first effective date of the policy. Renewal and modification fees for existing policy holders are recognized upon the first effective date of the renewed or modified policy.
Claims concierge revenue relating to a higher level of claims processing and automation for policy holders is recognized over the policy term.
Health connections revenue relating to healthcare advisory services to insureds is recognized over the policy term.
In April 2016, the Company executed a profit-sharing agreement with an insurance carrier establishing the Company’s right to a percentage of certain excess underwriting margin from the insurance carrier relative to policies written in each calendar year. For the nine months ending September 30, 2025, there was no excess underwriting margin reported by the insurance carrier that would be due in 2023. For the year ended December 31, 2024, no payments were due from the Company from the insurance carrier.
The disaggregation of revenue from contracts with customers is as follows:

	Timing of Revenue Recognition	9.30.2025	9.30.2024
Commissions	At a point in time	$18,372	$16,926
Health connections	Over time	7,281	7,329
Claims, billing and premium administration	Over time	6,108	5,906
Claims concierge fees	Over time	703	773
Renewal fees	At a point in time	569	589
Setup fees	At a point in time	320	332
Other	At a point in time	51	108
Total Revenue		$33,404	$31,963
Income Taxes
Effective, June 30, 2023, the Company is a limited liability company classified as a disregarded entity for Federal and state income tax purposes. Prior to June 30, 2023, the Company was a limited liability company treated as a partnership for Federal and state income tax purposes. Under both classifications, the Company does not directly pay income taxes. The taxable income or loss, which may vary from the

ARMADACORP CAPITAL, LLC AND SUBSIDIARIES
D/B/A ARMADA GLOBAL
(Dollars in thousands)
net income or loss reported on the accompanying statements of income, is included in the federal and state tax returns of its Member. As such, no provision or liability for Federal or state income tax has been provided in the accompanying consolidated financial statements.
The Company believes that almost all of its income tax filing positions will be sustained on audit and does not anticipate any adjustments that will result in a material, adverse effect on the Company’s financial condition, income or cash flows. The Company had no uncertain tax positions as of September 30, 2025 and December 31, 2024.
2.    SOFTWARE AND INTANGIBLE ASSETS
The components of software and intangibles are as follows:

	9.30.2025	12.31.2024
Software	$4,252	$4,052
Less: accumulated amortization	(3,856)	(3,832)
Software, net	396	220
Trademarks	208	208
Intangibles, net	$604	$428
Amortization expense related to software totaled $24 and $110 for the nine months ended September 30, 2025 and 2024, respectively.
The estimated future amortization expense for 2026 is $125.
The Company has obtained trademark registrations for various marks in the U.S., which the Company has determined to have indefinite useful lives. During the nine months ended September 30, 2025 and 2024, the Company did not recognize any impairment losses related to indefinite-lived trademarks.
3.    RELATED PARTY TRANSACTIONS
As of September 30 2025 and December 31, 2024, SiriusPoint America Insurance Company has advanced $3,500 to the Company to be used for payments of incoming claims for SiriusPoint America Insurance Company customers. The advanced funds, net of claims paid, are reported as restricted cash in the consolidated balance sheets, with the related liability included in accounts payable to insurance companies and customers in the consolidated balance sheets.
On January 1, 2018, the Company’s subsidiary entered into an administrative service agreement (the “Administrative Agreement”) with SiriusPoint America Insurance Company for claims, billing and premium administration. As per the terms of the Administrative Agreement, the agreement term is through January 1, 2024, with additional automatic one-year renewal options unless terminated for cause. During the nine months ending September 30, 2025 2024, fees paid to the Company by SiriusPoint America Insurance Company under the Administrative Agreement totaled $5,410 and $4,580, respectively, and are included in revenue in the consolidated statements of income.
On January 1, 2018, the Company entered into a managing general underwriting agreement (the “Underwriting Agreement”) for the placement of policies with SiriusPoint America Insurance Company

ARMADACORP CAPITAL, LLC AND SUBSIDIARIES
D/B/A ARMADA GLOBAL
(Dollars in thousands)
customers. Per the terms of the Underwriting Agreement, the agreement term is through January 1, 2022, with additional automatic one-year renewal options unless terminated for cause. During the nine months ending September 30 2025 and 2024, commission fees paid for marketing and sales activities to the Company by SiriusPoint America Insurance Company under the Underwriting Agreement totaled $6,714 and $5,518, respectively, and are included in revenue on the consolidated statements of income.
On January 1, 2021, a Company subsidiary entered into an agreement with International Medical Group (“IMG”) for certain medical, travel, security and assistance services. Company paid IMG $123 and $106 during the nine months ended September 30, 2025 and 2024, respectively. These expenses are included in cost of sales in the consolidated statements of income.
4.    COMMITMENTS AND CONTINGENCIES
The company has one non-cancelable operating lease (as discussed below) primarily related to office space. There are no finance leases.
In July, 2023, the Company entered into a fourth amendment to lease certain office space premises in a building in Hunt Valley, MD (“the Amended Lease Agreement”). According to the terms of the Amended Lease Agreement, the Company agreed to downsize the square footage leased from approximately 25,606 square feet to approximately 16,117 square feet. In addition, the Company agreed to an extension to the lease term of five years and six months, commencing on April 1, 2024 through September 30, 2029 with the option to renew for two additional periods of three years. The base monthly rent escalates on a sliding scale from July 2023 of $16 to September 2029 of $31, with rent payment due monthly.
Operating lease expense totaled $321 for the nine months ending September 30, 2025 and 2024.
Other information related to leases as of September 30, 2025 and December 31, 2024.

	9.30.2025	12.31.2024
Weighted average remaining lease term	4 years	4.75 years
Weighted average discount rate	5.36%	5.36%
The following table presents future annual minimum lease payments required under non-cancellable leases and the present value discount to arrive at total lease liability as of September 30, 2025 and December 31, 2024:

ARMADACORP CAPITAL, LLC AND SUBSIDIARIES
D/B/A ARMADA GLOBAL
(Dollars in thousands)

	9.30.2025	12.31.2024
2025	$114	$453
2026	464	464
2027	476	476
2028	487	487
Thereafter	373	373
Total future annual minimum lease payments	$1,914	$2,253
Less: incremental borrowing rate	197	273
Present value of lease liabilities	$1,717	$1,980
401(k) Plan
The Company maintains a qualified 401(k) plan covering substantially all of its employees. Under the provisions of the plan, the Company may make discretionary matching contributions. Matching contributions totaled $357 and $367 for the period ending September 30, 2025 and 2024, respectively.
5.    SUBSEQUENT EVENTS
The Company evaluated events and transactions occurring subsequent to September 30, 2025 through January 6, 2026; the date the accompanying consolidated financial statements were available to be issued.
The Company settled $322 of related party payables (included in Accrued Expenses on Balance Sheet) in October 2025.
The Company made a final dividend payment to SiriusPoint on October 29, 2025 in the amount of $3,450.
On October 31, 2025, Ambac Financial Group, Inc. (“Ambac”), an insurance holding company, acquired ACC from SiriusPoint.
On November 10, 2025, Ambac changed its name to Octave Specialty Group Inc. (Octave).